Exhibit 2.1

Execution Version

AMENDMENT NO. 1

OF AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (“Amendment No. 1”), dated as of August 6, 2014, is by and among Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Chindex International, Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of February 17, 2014 (the “Merger Agreement”) ;

WHEREAS, the Parties amended and restated the Merger Agreement on April 18, 2014 (as amended and restated, the “Amended and Restated Merger Agreement”);

WHEREAS, upon the terms and subject to the conditions of the Amended and Restated Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, Section 9.1 of the Amended and Restated Merger Agreement provides that the Parties may amend, modify or supplement the Amended and Restated Merger Agreement at any time prior to the effective time of the Merger, with the approval of the Boards of Directors of the Parties (in the case of the Company, acting upon the affirmative recommendation of the Transaction Committee (as defined in the Amended and Restated Merger Agreement));

WHEREAS, each of the Board of Directors of the Company (acting upon the unanimous affirmative recommendation of the Transaction Committee) and the Transaction Committee has (i) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into Amendment No. 1 and (ii) approved the execution, delivery and performance by the Company of Amendment No. 1;

WHEREAS, the respective Boards of Directors of each of Parent and Merger Sub have (i) approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of Amendment No. 1 and (ii) declared it advisable for Parent and Merger Sub to enter into Amendment No. 1, and Parent, as the sole stockholder of Merger Sub, has approved Amendment No. 1, in each case, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the Parties agree to amend the Amended and Restated Merger Agreement as follows:

1.	Definitions

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the respective meanings ascribed to them under the Amended and Restated Merger Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Amended and Restated Merger Agreement shall, from and after the execution of Amendment No. 1, refer to the Amended and Restated Merger Agreement as amended by Amendment No. 1. Notwithstanding the foregoing, references to the date of the Amended and Restated Merger Agreement, as amended hereby, shall in all instances continue to refer to April 18, 2014, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to April 18, 2014.

2.	Amendments to Amended and Restated Merger Agreement

2.1	Amendment to the 7th Paragraph of Recitals

The 7th paragraph of Recitals is hereby amended and restated as follows:

WHEREAS, concurrently with the execution of the Original Merger Agreement, each stockholder of the Company whose name is set forth on Exhibit A-1 hereto (the “Rollover Investors”) entered into a support agreement in respect of such percentage of the Shares (as defined in Section 4.2(a)) beneficially owned by such stockholder as indicated on Exhibit A-1 hereto, which is supplemented in connection with the execution of this Agreement by a letter agreement in the form attached as Exhibit A-2 hereto (as amended and restated on August 6, 2014, and as may be further amended, supplemented, or otherwise modified from time to time, the “Support Agreement”); and

2.2	Amendment to Section 2.6(f)

Section 2.6(f) is hereby amended and restated as follows:

Parent and Merger Sub shall, at the Stockholders’ Meeting, vote, or cause to be voted, all Shares owned by any of Parent, Merger Sub and any other controlled Affiliate of Parent as well as all Shares for which Parent or Merger Sub have voting power under the Support Agreement (as amended and restated on August 6, 2014 and as may be amended and restated from time to time in accordance with Section 17(c) thereof) in favor of the approval and adoption of this Agreement.

2.3	Amendment to Section 8.1(j)

Section 8.1(j) is hereby amended and restated as follows:

By the Company, so long as it is not then in material breach of its obligations under this Agreement, if there has been a breach on the part of Significant Stockholder or Sponsor of any of their respective covenants or agreements set forth in Sections 9(c)(ii) and 9(c)(iii) of the Support Agreement (as amended and restated on August 6, 2014 and as may be further amended and restated from time to time in accordance with Section 17(c) thereof); provided that if such breach is capable of being cured, such breach shall not have been cured within (i) thirty (30) calendar days following receipt of written notice from the Company of such breach or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to End Date;

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2.4	Amendment to Exhibit A-1

Exhibit A-1 of the Amended and Restated Merger Agreement is hereby replaced by Exhibit A-1 attached hereto.

3.	Miscellaneous

3.1	No Further Amendment

The Parties agree that, except as amended by Section 2 of Amendment No. 1, the Amended and Restated Merger Agreement shall remain in full force and effect and constitute legal and binding obligations of the Parties. Amendment No. 1 forms an integral and inseparable part of the Amended and Restated Merger Agreement.

3.2	Representations and Warranties of the Company

The Company represents and warrants that (i) it has the corporate power and authority to execute and deliver Amendment No. 1; (ii) the execution, delivery and performance by the Company of Amendment No. 1 have been duly and validly authorized by each of the Board of Directors of the Company, acting upon the recommendation of the Transaction Committee, and the Transaction Committee, and, except for the receipt of the Company Stockholder Approvals, no other corporate proceedings other than those previously taken or conducted on the part of the Company are necessary to approve and authorize Amendment No. 1; and (iii) each of the Board of Directors of the Company, acting upon the recommendation of the Transaction Committee, and the Transaction Committee has determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into Amendment No. 1 and approved the execution, delivery and performance by the Company of Amendment No. 1.

3.3	Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant that (i) each of Parent and Merger Sub has all necessary power and authority to execute and deliver Amendment No. 1; (ii) the execution, delivery and performance by Parent and Merger Sub of Amendment No. 1 have been duly and validly authorized by all necessary corporate or other action on the part of each of Parent and Merger Sub; and (iii) no other actions other than those previously taken or conducted on the part of Parent, Merger Sub or their respective partners or stockholders are necessary to approve and authorize Amendment No. 1.

3.4	Other Miscellaneous Terms

The provisions of Article IX (Miscellaneous) of the Amended and Restated Merger Agreement shall apply mutatis mutandis to Amendment No. 1, and to the Amended and Restated Merger Agreement as modified by Amendment No. 1, taken together as a single agreement, reflecting the terms therein as modified by Amendment No. 1.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Amendment No. 1 has been duly executed and delivered by the duly authorized representatives of the Parties (as applicable) as of the date first written above.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Kenneth A. Nilsson
Name: Kenneth A. Nilsson
Title: Chairman of the Board of Directors

[Signature Page to Amendment No. 1 to Amended and Restated Merger Agreement]

HEALTHY HARMONY HOLDINGS, L.P.

By: Healthy Harmony GP, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

HEALTHY HARMONY ACQUISITION, INC.

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Merger Agreement]

Exhibit A-1

Rollover Investors

Stockholder	Rollover Percentage

Roberta Lipson	78.5%

Benjamin Lipson Plafker Trust	80%

Daniel Lipson Plafker Trust	100%

Jonathan Lipson Plafker Trust	100%

Ariel Benjamin Lee Trust	100%

Significant Stockholder	100%